UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2006

Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30617	74-2785449
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification
of incorporation)		No.)

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 31, 2006, GlobalSCAPE announced that Charles R. Poole had been named as President and Chief Executive Officer of GlobalSCAPE. Mr. Poole had been serving as President and Chief Operating Officer and a director of GlobalSCAPE since February 2004. From September 2003 until February 2004, he served as GlobalSCAPE’s Vice President of Sales and Marketing. Mr. Poole has over twenty years of experience in senior management and sales with telecommunications companies, most recently as the President of GlobalSCAPE’s former parent company, ATSI Communications, Inc., from 1998 – 2001.

Mr. Poole has previously entered into an Employment Agreement with GlobalSCAPE which remains unchanged. The material terms of the Employment Agreement and a copy of the Employment Agreement were previously filed in GlobalSCAPE’s Current Report on Form 8-K filed with the SEC on June 20, 2005.

Item 7.01  Regulation FD

On April 4, 2006, GlobalSCAPE, Inc. issued a press release in which it provided guidance regarding its first quarter revenues. The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(c)        Exhibits.

99.1     Press Release dated April 4, 2006 entitled “GloabalSCAPE Estimates 70%+ Growth for 1st Quarter 2006.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:	/s/ Charles R. Poole
Charles R. Poole, President and Chief
Executive Officer

Dated: April 4, 2006